Filed Pursuant to Rule 424(b)(5)

Registration No. 333-285614

Prospectus

Up to $150,000,000

Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., Wedbush Securities Inc., Northland Securities, Inc., Ladenburg Thalmann & Co. Inc. and Seaport Global Securities LLC (collectively, the “Agents”) relating to shares of our common stock, par value $0.0001 per share, offered by this prospectus and the accompanying base prospectus (together, the “prospectus”) pursuant to a continuous offering program. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $150,000,000 from time to time through or to the Agents, acting as sales agents or principals.

Sales of our common stock, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Agents are not required to sell any specific number or dollar amount of securities, but the Agents have agreed to use their commercially reasonable efforts consistent with their normal sales and trading practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agents will be entitled to a commission equal to 3.0% of the gross offering proceeds of the shares of our common stock sold pursuant to the Sales Agreement. In connection with the sale of the common stock on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”).

Our common stock is listed on Nasdaq under the symbol “SERV.” On March 4, 2025, the last reported sale price on Nasdaq of our common stock was $8.40 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and the accompanying base prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cantor	Wedbush Securities	Northland Capital Markets

Ladenburg Thalmann	Seaport Global Securities

The date of this prospectus is March 14, 2025

S-i

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this prospectus, we may offer shares of our common stock having an aggregate offering price of up to $150,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering. The $150,000,000 of shares of our common stock that may be sold under this prospectus are included in the $300,000,000 of shares of our common stock that may be sold under the registration statement.

Neither we nor the Agents have authorized any other party to provide you with different information other than the information contained in, or incorporated by reference into, this prospectus, the accompanying prospectus, or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Agents are making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted.

Before purchasing any securities, you should carefully read both this prospectus, the accompanying base prospectus and any free writing prospectus, together with the additional information described under the heading “Incorporation of Certain Information by Reference.” You should assume that the information contained in this prospectus, the accompanying base prospectus or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.” This prospectus, the accompanying base prospectus or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell any securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

As used in this prospectus, unless the context otherwise requires:

●	“Board” or “Board of Directors” means our board of directors.

●	“DGCL” means the General Corporation Law of the State of Delaware.

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

●	“Merger” means the transactions contemplated by the Agreement and Plan of Merger, pursuant to which Serve Acquisition Corp. (“Merger Sub”), our wholly-owned subsidiary, was merged with and into Serve Robotics Inc. prior to such merger (“Serve”), with Serve surviving the Merger as the Company’s wholly-owned subsidiary, which transactions were consummated on July 31, 2023.

●	“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of July 31, 2023, by and among the Company, Merger Sub and Serve.

●	“Securities Act” means the Securities Act of 1933, as amended.

S-ii

Where You Can Find More Information

This prospectus and the accompanying base prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus or the accompanying base prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus and the accompanying base prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.serverobotics.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website or any of our social media channels is not a part of, and is not incorporated into, this prospectus.

S-iii

Incorporation of Documents by Reference

This registration statement incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 6, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 6, 2025 and January 7, 2025 (in each case, except for information contained therein which is furnished rather than filed); and

●	the description of our common stock contained in our registration statement on Form 10-12G/A filed with the SEC on April 9, 2021, pursuant to Section 12(g) of the Exchange Act, as updated by the description of our common stock contained in Exhibit 4.8 to the to the annual report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, and including any other amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed after the date hereof and prior to the completion of an offering of securities under this prospectus.

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.serverobotics.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our social media channels and our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Serve Robotics Inc.
730 Broadway

Redwood City, California 94063

Attn: Brian Read, Chief Financial Officer
(818) 860-1352

S-iv

Prospectus Summary

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. For a more complete understanding of our company and this offering, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and the accompanying base prospectus, including the factors described under the heading “Risk Factors” on page S-3 of this prospectus and the documents incorporated by reference in this prospectus.

All references to “Serve” refer to Serve Operating Co. (formerly known as Serve Robotics Inc.), a Delaware corporation and our direct, wholly-owned subsidiary. Unless otherwise stated or the context otherwise indicates, references to the “Company,” “we,” “our,” “us” or similar terms refer to Serve Robotics Inc. (formerly named Patricia Acquisition Corp.) together with its wholly-owned subsidiary, Serve. Serve holds all material assets and conducts all business activities and operations of Serve Robotics Inc.

Overview

We are shaping the future of sustainable, self-driving delivery. We design, develop and operate low-emissions robots on our AI-powered robotics mobility platform, that serve people in public spaces, starting with food delivery. Starting in 2017, our core technology was developed by our co-founders and a majority of our product and engineering team in San Francisco, California as a special project within Postmates Inc. (“Postmates”), one of the pioneering food delivery startups in the United States. By the end of 2020, the team had developed a fleet of sidewalk robots that had successfully performed over 10,000 commercial deliveries for Postmates in California, augmenting Postmates’ fleet of human couriers. Postmates was acquired by Uber Technologies, Inc. (“Uber”) in 2020, and in February of 2021, Uber’s leadership team agreed to contribute the intellectual property developed by the team and assets relating to this project. In return for this contribution and an investment of cash into the Company, Uber acquired a minority equity interest in our business.

As of December 31, 2024, Serve’s fleet consisted of over 100 robots. We plan to deploy 2,000 robots by the end of 2025. We have platform-level integrations with Uber Eats, which means Serve robots can provide real-time presence and status updates on those platforms and receive requests to perform deliveries with respect to customer orders placed on those platforms as needed

Because Serve started within a food delivery company, our team comes with a depth of expertise in food delivery. Additionally, the engineering team has extensive experience in AI, automation and robotics. Our leadership team includes veterans from Uber, Instacart, Postmates, Waymo, Apple Inc., Blue Origin, LLC, GoPro, Inc., GoDaddy Inc., and Anki, Inc. We believe our expertise positions us to service the ever-growing on-demand delivery market, including food delivery.

Based on our proprietary historical delivery data, approximately half of all delivery distances in the United States are less than 2.5 miles and well-suited to delivery by sidewalk robots. We provide a robotic delivery experience that delights customers, improves reliability for merchants and reduces traffic congestion and vehicle emissions. Moreover, at scale we expect our robots will complete deliveries at lower cost than human couriers, making on-demand delivery more affordable and accessible in the areas in which we operate. By eliminating unnecessary car traffic, and by reducing the cost of last-mile transportation, Serve aims to reshape cities into sustainable, safe, and people-friendly environments, with thriving local economies.

Additional details of our programs are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Corporate Information

We were incorporated in the State of Delaware as Patricia Acquisition Corp. on November 9, 2020. On July 31, 2023, a wholly-owned merger sub merged with and into Serve (the “Merger”). Following the Merger, Serve was the surviving entity and became our wholly-owned subsidiary, and all of the outstanding stock of Serve was converted into shares of our common stock. The business of Serve became our business as a result of the Merger. Following the consummation of the Merger, Serve changed its name to “Serve Operating Co.” and we changed our name to “Serve Robotics Inc.”

Prior to the Merger, Patricia Acquisition Corp. was a “shell” company registered under the Exchange Act, with no specific business plan or purpose until it began operating the business of Serve following the closing of the Merger.

Our principal executive offices are located at 730 Broadway, Redwood City, California 94063. Our telephone number is (818) 860-1352. Our website address is www.serverobotics.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus.

The Offering

Common Stock Offered by Us	Common stock having an aggregate gross sales price of $150,000,000.

Manner of Offering	Sales of shares of our common stock under this prospectus may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. See “Plan of Distribution.”

Shares of Common Stock Outstanding Prior to this Offering	56,918,226 shares of our common stock (as of March 4, 2025).

Shares of Common Stock Outstanding After this Offering

74,775,369 shares of our common stock, assuming the sale of 17,857,143 shares of our common stock in this offering at an offering price of $8.40 per share, which was the last reported sale price of our common stock on Nasdaq on March 4, 2025. The actual number of shares of our common stock issued will vary depending on the sale price under this offering.

Use of Proceeds	We intend to use the net proceeds from the sale of shares of our common stock for working capital and other general corporate purposes. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our common stock offered by this prospectus. See “Use of Proceeds.”

Risk Factors	See the section titled “Risk Factors” in this prospectus and the accompanying base prospectus and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq symbol	Our common stock is currently traded on The Nasdaq Capital Market under the symbol “SERV.”

The number of shares of our common stock to be outstanding immediately after this offering is based on 56,918,226 shares of our common stock outstanding as of March 4, 2025, and excludes:

●	1,022,291 shares of our common stock issuable upon the exercise of options outstanding as of December 31, 2024, at a weighted average exercise price of $0.94 per share under our 2021 Stock Plan and 2023 Equity Incentive Plan;

●	5,362,326 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of December 31, 2024 under our 2021 Stock Plan and 2023 Equity Incentive Plan; and

●	3,340,011 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2024 at a weighted average exercise price of $6.56 per share.

Except as otherwise indicated, all information in this prospectus assumes no exercise of the outstanding securities described above.

Risk Factors

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Forward-Looking Statements,” you should carefully consider the specific risks incorporated by reference in this prospectus to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Relating to This Offering and Our Common Stock

Our share price may be volatile, and you may be unable to sell your shares at or above the offering price.

The market price of our common stock is likely to be volatile and could be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:

●	actual or anticipated fluctuations in our financial condition and operating results, including fluctuations in our quarterly and annual results;

●	our ability to maintain the listing of our common stock on Nasdaq;

●	our ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition and our ability to grow and manage growth profitably;

●	our ability to enter into binding contracts with original equipment manufacturers or tier-one suppliers in order to execute on our business plan;

●	our expansion plans and opportunities;

●	our expectations regarding future expenditures;

●	announcements of technological innovations by us or our competitors;

●	overall conditions in our industry and the markets in which we operate;

●	addition or loss of significant customers, or other developments with respect to significant customers;

●	changes in laws or regulations applicable to our services;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	additions or departures of key personnel;

●	competition from existing products or new products that may emerge;

●	issuance of new or updated research or reports by securities analysts;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain intellectual property protection for our technologies;

●	announcement or expectation of additional financing efforts;

●	sales of our common stock by us or our stockholders;

●	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	dilution resulting from this offering and future sales of equity;

●	our ability to obtain sufficient funding or access capital; and

●	general domestic and international economic and market conditions.

Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our common stock. If the market price of our common stock after this offering does not exceed the public offering price, you may not realize any return on your investment in us and may lose some or all of your investment. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash and cash equivalents, and you will be relying on the judgment of our management regarding such application. Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash and cash equivalents in ways that enhance stockholder value, we may fail to achieve expected business and financial results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

Sale of our common stock by existing stockholders, or the perception that these sales may occur, especially by our directors, executive officers or significant stockholders, may cause our stock price to decline.

If our existing stockholders, in particular our directors, executive officers or other affiliates, sell substantial amounts of our common stock in the public market, or are perceived by the public market as intending to sell, the trading price of our common stock could decline. In addition, sales of these shares of our common stock could impair our ability to raise capital, should we wish to do so. We cannot predict the timing or amount of future sales of our common stock by existing stockholders, but such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 17,857,143 shares of our common stock are sold at a price of $8.40 per share, the last reported sale price of our common stock on Nasdaq on March 4, 2025, for aggregate gross proceeds of approximately $150,000,000, new investors in this offering would incur immediate dilution of $4.39 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future, and we issue shares of our common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

Future sales of equity could result in dilution to our existing stockholders.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into our common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

It is not possible to predict the number of shares that will be issued or the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with the Agent in any applicable placement notice, and the demand for our common stock. Because the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the number of shares that will be sold or the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to the final determination by our Board of Directors or any restrictions we may place in any applicable placement notice delivered to the Agent, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Our current business plans require a significant amount of capital. If we are unable to obtain sufficient funding or do not have access to capital, we may not be able to execute our business plans and our prospects, financial condition and results of operations could be materially adversely affected.

In addition to the net proceeds received under the Sales Agreement, we expect to continue to seek other sources of funding, including by offering additional equity and/or equity-linked securities through one or more credit facilities and potentially by offering debt securities to finance a portion of our future expenditures. We have experienced operating losses, and we expect to continue to incur operating losses as we implement our business plans. We expect our capital expenditures to continue to be significant in the foreseeable future as we expand our business. We expect to expend capital with significant outlays directed both toward bringing our current vehicle programs to market as well as developing additional vehicles, along with related products and service offerings. The fact that we have a limited operating history means we have limited historical data on the demand for our services. As a result, our capital requirements are uncertain and actual capital requirements may be different from those we currently anticipate. In addition, new opportunities for growth in future services and markets may arise and may require additional capital.

The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders. Our ability to obtain the necessary additional financing to carry out our business plans is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds on favorable terms, we may have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any such funding or we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations and our prospects, financial consolidated results of operations could be materially adversely affected, in which case our investors could lose some or all of their investment.

Cautionary Note Regarding Forward-Looking Statements

This prospectus and any accompanying prospectus supplement, or some of the information incorporated herein by reference, contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, without limitation, statements regarding future financial performance, business strategies, expansion plans, future results of operations, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and any accompanying prospectus supplement, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and any accompanying prospectus supplement and in any document incorporated by reference in this prospectus may include, for example, statements about:

●	our ability to protect and enforce our intellectual property and the scope and duration of such protection;

●	our reliance on third parties, including suppliers, delivery platforms, brand sponsors, software providers and service providers;

●	our ability to operate in public spaces and any errors caused by human supervisors, network connectivity or automation;

●	our robots’ reliance on sophisticated software technology that incorporates third-party components and networks to operate and our ability to maintain licenses for this software technology;

●	our ability to commercialize our products at a large scale;

●	the competitive industry in which we operate which is subject to rapid technological change;

●	our ability to raise additional capital to develop our technology and scale our operations;

●	developments and projections relating to our competitors and our industry;

●	our ability to adequately control the costs associated with our operations;

●	the impact of current and future laws and regulations, especially those related to personal delivery devices;

●	potential cybersecurity risks to our operational systems, infrastructure and integrated software by us or third-party vendors; and

●	other factors incorporated by reference herein, including those risk factors described in the section entitled “Risk Factors” under Part I, Item 1A of our Annual Report filed with the SEC on February 29, 2023, as supplemented by Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

The forward-looking statements contained in this prospectus and in any document incorporated by reference are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC website at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this prospectus and in any document incorporated herein by reference should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of Proceeds

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $150,000,000 from time to time. Because there is no minimum offering price for the shares that we may offer from time to time, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with the Agents as a source of financing.

Our management will have broad discretion over the uses of the net proceeds in this offering. We intend to use the net proceeds that we receive from this offering for working capital and other general corporate purposes.

We will retain broad discretion over the use of the net proceeds from the sale of the securities by us. The net proceeds may be invested temporarily until they are used for their stated purpose or for general corporate purposes.

Dilution

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the unaudited net tangible book value per share of our common stock after this offering. As of December 31, 2024, our unaudited net tangible book value was $131.7 million, or $2.57 per share of our common stock. We calculate net tangible book value per share by dividing our net tangible assets (total tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding.

After giving effect to the sale by us of our common stock in the aggregate amount of $150,000,000 in this offering at an assumed offering price of $8.40 per share, which was the last reported sale price of our common stock on Nasdaq on March 4, 2025, and after deducting estimated offering expenses payable by us, our unaudited pro forma adjusted net tangible book value as of December 31, 2024 would have been approximately $277.0 million, or $4.01 per share of our common stock. This represents an immediate increase in as adjusted unaudited pro forma net tangible book value of $1.44 per share to existing stockholders and an immediate dilution of $4.39 per share to new investors purchasing securities in this offering.

The following table illustrates the dilution:

Assumed public offering price per share of our common stock		$8.40
Unaudited net tangible book value per share of our common stock as of December 31, 2024	$2.57
Increase per share of our common stock attributable to new investors in this offering	$1.44
As adjusted unaudited pro forma net tangible book value per share of our common stock as of December 31, 2024, after giving effect to this offering		$4.01
Dilution in unaudited pro forma net tangible book value per share of our common stock to new investors purchasing our common stock in this offering		$4.39

The table above assumes, for illustrative purposes, that an aggregate of 17,857,143 shares of our common stock are sold at a price of $8.40, which was the last reported sale price of our common stock on Nasdaq on March 4, 2025, per share for aggregate gross proceeds of $150,000,000. An increase of $1 per share in the price at which the shares of our common stock are sold from the assumed offering price of $9.40 per share shown in the table above, assuming all of the shares of our common stock in the aggregate amount of $150,000,000 are sold at that price, would increase our as unaudited adjusted pro forma net tangible book value per share of our common stock after the offering of $4.12 per share and would result in dilution in net tangible book value per share of our common stock to new investors to $5.28 per share, after deducting estimated aggregate offering expenses payable by us. A decrease of $1 per share in the price at which the shares are sold from the assumed offering price of $7.40 per share shown in the table above, assuming all of the shares of our common stock in the aggregate amount of $150,000,000 are sold at that price, would increase our as unaudited adjusted pro forma net tangible book value per share of our common stock after the offering of $3.87 per share and would result in dilution in net tangible book value per share of our common stock to new investors of $3.53 per share, after deducting estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares of our common stock sold in this offering.

The number of shares of our common stock expected to be outstanding immediately after this offering included in the table above is based on 51,288,566 shares of our common stock, reflective of the number of shares of our common stock outstanding as of December 31, 2024, and does not reflect issuances subsequent to December 31, 2024. As of March 4, 2025, there were 56,918,226 shares of our common stock outstanding, and, assuming the sale of 17,857,143 shares of our common stock in this offering at an offering price of $8.40 per share, there will be approximately 74,775,369 shares of our common stock outstanding. The actual number of shares of our common stock issued will vary depending on the sale price under this offering.

To the extent that other shares of our common stock are issued, investors purchasing shares of our common stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans.

Dividend Policy

We have not paid any cash dividends on our common stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future.

Plan of Distribution

We have entered into the Sales Agreement with the Agents on March 6, 2025, under which we may offer and sell up to $150,000,000 of shares of our common stock from time to time through or to the Agents, as sales agents or principals. Sales of our shares of common stock, if any, under this prospectus and the accompanying base prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell shares of our common stock under the Sales Agreement, we will notify an Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed an Agent, unless such Agent declines to accept the terms of such notice, each Agent has agreed to use its commercially reasonable efforts consistent with normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agents under the Sales Agreement to sell shares of our common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and the Agents is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of shares of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Agents a commission equal to 3.0% of the gross offering proceeds of the shares of our common stock sold pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed in the Sales Agreement to reimburse the Agents for the fees and disbursements of its counsel incurred in connection with the offering contemplated by the Sales Agreement, including any review and qualification by FINRA, in an amount not to exceed $75,000 through the fourth business day following execution of the Sales Agreement, in addition to an amount up to $25,000 for each quarterly period thereafter. TCBI Securities, Inc., doing business as Texas Capital Securities (“TCBI”), is acting as our financial advisor in connection with this offering, for which we will pay TCBI 8,500 unregistered shares of our common stock. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Agents under the terms of the Sale Agreement and exclusive of the fee paid to TCBI, will be approximately $95,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

The Agents will provide written confirmation to us following the close of trading on Nasdaq each day in which shares of our common stock are sold under the Sales Agreement setting forth (i) the amount sold on such day, (ii) the price or prices at which such shares were sold on such day, (iii) the gross offering proceeds received from such sale, (iv) the net proceeds to the Company and (v) the commission payable by the Company to the Agents with respect to such sales.

In connection with the sale of shares of our common stock on our behalf, the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Agents against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Agents may be required to make in respect of such liabilities.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and the Agents may each terminate the Sales Agreement at any time upon five days’ notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a current report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus.

The Agents and their affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of their business, the Agents may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the Agents may at any time hold long or short positions in such securities.

A prospectus and the accompanying base prospectus in electronic format may be made available on a website maintained by the Agents, and the Agents may distribute the prospectus and the accompanying base prospectus electronically.

Legal Matters

The validity of the shares of our common stock offered by this prospectus will be passed upon for the Company by Orrick, Herrington & Sutcliffe LLP, Boston, Massachusetts. Duane Morris LLP, New York, New York, is acting as counsel for the Agents in connection with this offering.

Experts

dbbmckennnon, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the prospectus. Our financial statements are incorporated by reference in reliance on dbbmckennon’s report, given on their authority as experts in accounting and auditing.

Up to $150,000,000

Common Stock

PROSPECTUS

Cantor	Wedbush Securities	Northland Capital Markets

Ladenburg Thalmann	Seaport Global Securities

March 14, 2025